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                                                                    Exhibit 23.2

                                                       Suite 900
                                                       625 Eden Park Drive
                                                       Cincinnati, OH 45202-4181
                                                       513 762-5000

                                                       FAX 513 241-6125

                                [Grant Thornton Logo]
                                GRANT THORNTON LLP  Accountants and
                                                    Management Consultants

                                                    The U.S. Member Firm of
                                                    Grant Thornton International



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our report dated March 14, 1997 (except for Notes B, F, K, and N, as to which the date is October 31, 1997), accompanying the financial statements of Dayton General Systems, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."





                                                          /s/ GRANT THRONTON LLP
                                                              ------------------
                                                              GRANT THORNTON LLP




Cincinnati, Ohio
January 20, 1998